UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2010

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 14, 2010, Exelixis, Inc. (the “Company”) promoted Lupe M. Rivera to the position of Executive Vice President, Operations from her previous position of Senior Vice President, Operations, a position she held since July 2007. Ms. Rivera previously served as Senior Vice President, Human Resources and Communications from January 2007 through June 2007, as Vice President, Human Resources from July 2004 through December 2006, and as the Company’s Human Resources Director from January 2002 through June 2004. Ms. Rivera joined the Company in 2002 from AT&T’s Digital Subscriber Line (DSL) unit where she held the position of District Manager, Human Resources. Prior to joining AT&T, Ms. Rivera was Director, Human Resources for NorthPoint Communications, and prior to that she held various positions with Deltanet, an information technology company. Ms. Rivera also spent twelve years in banking with Valley National Bank of Arizona, Bank One, Arizona and Bank One, Utah. Ms. Rivera holds a Masters Degree in Human Resources & Organization Development from University of San Francisco. Ms. Rivera is a certified Senior Professional in Human Resources (SPHR) by the Human Resource Certification Institute and a Certified Compensation Professional (CCP) from World at Work (formerly known as the American Compensation Association).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: January 15, 2010	/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary